UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pharmacyclics, Inc. (the “Company”) is filing this Amendment on Form 8-K/A to amend its Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2013 (the “Original Filing”). This Amendment to the Original Filing is being filed solely in order to re-file and replace Exhibits 10.1, 10.2 and 10.3, which were previously attached to the Original Filing, thereto. Certain redactions to Exhibits 10.1, 10.2 and 10.3 have been revised in response to comments received from the Staff of the SEC as a result of the SEC’s review of the Company’s confidential treatment application for such Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1*	Manufacturing Supply Agreement, dated February 5, 2013, between Pharmacyclics, Inc. and Lonza Sales Ltd.
10.2*	Amendment No. 1 to Manufacturing Supply Agreement, dated October 2, 2013, between Pharmacyclics, Inc. and Lonza Sales Ltd.
10.3*	Build Out and Commercial Supply Agreement, dated May 1, 2013, between Pharmacyclics, Inc. and Catalent CTS, LLC.

* Confidential treatment has been requested for portions of these exhibits. These portions have been omitted from this report and submitted separately to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2014

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
Name: Manmeet Soni
Title: Chief Financial Officer

EXHIBITS

Exhibit No.	Description
10.1*	Manufacturing Supply Agreement, dated February 5, 2013, between Pharmacyclics, Inc. and Lonza Sales Ltd.
10.2*	Amendment No. 1 to Manufacturing Supply Agreement, dated October 2, 2013, between Pharmacyclics, Inc. and Lonza Sales Ltd.
10.3*	Build Out and Commercial Supply Agreement, dated May 1, 2013, between Pharmacyclics, Inc. and Catalent CTS, LLC.